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                                                                    EXHIBIT 15



June 16, 1999

Securities and Exchange Commission

450 Fifth Street, N.W.
Washington, D.C. 20549
Commissioners:

We are aware that our report dated April 23, 1999 on our review of interim financial information of Protective Life Corporation (the "Company") for the periods ended March 31, 1999 and 1998, and included in the Company's quarterly report on Form 10-Q for the quarters then ended, is incorporated by reference in its Registration Statement dated June 16, 1999.

Very truly yours,



/s/ PricewaterhouseCoopers LLP